UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: September 18, 2018 (Date of earliest event reported)

DigitalTown, Inc.
(Exact name of registrant as specified in its charter)

MN	000-27225	411427445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA	98004
(Address of principal executive offices)	(Zip Code)

425-295-4564 (Registrant's telephone number, including area code)

______________________________________________
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2018, the Company entered into an Advisory Agreement (the “Agreement”) with Great Bear, LLC (the “Advisor”). The Agreement calls for the Advisor to assist in locating equity and debt financing, assist in the identification of business opportunities and identify potential merger and acquisition targets. The Advisor will be paid a monthly fee of $5,000 for three months, plus a success fee based on the financing raised or business opportunities realized.

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SIGNATURES

DIGITALTOWN, INC

Dated: September 28, 2018	By:	/s/ George Nagy
George Nagy, CEO

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